Exhibit 10.2


                                RELEASE AGREEMENT

         This Release Agreement (the "Agreement"), dated this 15th day of September, 1999, by and between JEFFREY A. TISCHLER (the "Employee") and LANDAMERICA FINANCIAL GROUP, INC., a Virginia Corporation (the "Company") provides:

         1.     Termination of Employment; Severance Benefits.

         Employee's employment has terminated effective September 15, 1999. In consideration of Employee's acceptance and execution of this Agreement, the Company will make the following payment to the Employee. The Company agrees to make to Employee a lump sum payment of Seventy-Five Thousand and No/100 Dollars ($75,000) within thirty (30) days of the effective date of this Agreement to assist the Employee with relocation expenses incurred by Employee as a result of the termination of his employment with the Company. Employee understands that prior to the payment of any taxable payments provided herein, the Company will deduct from these sums and benefits all federal withholding taxes and other payroll deductions the Company is required by law to make from such payments to employees.

         2.     No Obligation to Make Payment under Normal Policies.

         Employee understands, acknowledges and agrees that the payment provided herein provides more than the Company is required to pay under its normal policies and procedures.

         3.     Complete Release.

         Employee agrees to release the Company and all other related companies, and the employees, officers, agents and directors of any of them, from all claims, demands, causes of action, liabilities and obligations of whatever nature or source, whether known or unknown, that Employee may have based on Employee's employment with the Company or the termination of that employment. This includes, but is not limited to, a release of any rights or claims Employee may have under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Age Discrimination in Employment Act of 1967, which prohibits discrimination in employment based on age; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act, which prohibits discrimination against otherwise qualified disabled individuals, or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes but is not limited to a release by Employee of any claims for wrongful discharge, breach of contract and any and all other claims which are a result of, based upon or arise out of Employee's relationship with the Company or his termination of employment This release covers both claims that Employee knows about and those the Employee may not know about.

         This release does not include, however, a release of Employee's rights or claims, if any, to payment of ERISA or other benefits under or relating to the Company's or its predecessors' Cash Balance Plan Account, pension plan, standard savings, retirement and welfare benefit programs, and the right to elect continuation in Company medical plans as provided under COBRA. The Company further agrees to work in good faith with Employee to resolve any disputes relating to the Cash Benefit Plan Account.

         4.     No Future Lawsuits.

         Employee promises never to file a lawsuit asserting any claims that are released in the preceding paragraph of this Agreement.



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

          5.      Disclaimer of Liability.

          This Agreement, and the payments and performances provided for hereunder, are made solely to assist Employee in making the transition from employment with the Company, and are not and shall not be construed to be an admission of any liability, an admission of the truth of any fact, or a declaration against interest on the part of the Company

         6.     Non-Release of Future Claims.

         This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act or other statutory or common law which rights or claims arise after the date the Employee signs this Agreement.

         7.     Encouragement to Consult with Attorney.

         Employee has been, and is, strongly encouraged to consult with an attorney before signing this Agreement, and understands that whether or not to do so is Employee's own decision. Employee acknowledges that he has had an opportunity to consult with his attorney.

         8.     Acknowledgment.

         Employee acknowledges that he has signed this Agreement freely and voluntarily without duress of any kind.

         9.     Entire Agreement.

         This is the entire Agreement between Employee and the Company related to Employee's relocation expenses. The Company has made no promises to Employee other than those in this Agreement regarding the relocation expenses and will provide no other benefits or assistance with regard to the Employee's relocation efforts or expenses. All provisions of the Employee



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

Severance and Release Agreement dated September 15, 1999 between Employee and the Company shall continue in full force and effect.

         10.    Period for Review and Consideration of Agreement.

         Employee understands that Employee has been given a period of twenty-one (21) days to review and consider this Agreement before signing it. Employee further understands that Employee may use as much of this twenty-one
(21) day period as Employee wishes prior to signing. The twenty-one (21) day period shall commence upon receipt by Employee of this Agreement.

         11.    Employee's Right to Revoke Agreement.

         Employee may revoke this Agreement within seven (7) days of Employee's signing it. Revocation can be made by delivering a written notice of revocation to the Company at 101 Gateway Centre Parkway, Gateway One, Richmond, Virginia 23235. For this revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after Employee signs this Agreement. If Employee revokes this agreement, it shall not be effective or enforceable and Employee will not receive the benefits described in Paragraph 1 of the Agreement. In no event shall this Agreement be effective or enforceable until after the period during which Employee may revoke it (the "Revocation Period"); therefore, the eighth day following the date on which Employee signs this Agreement shall be the "Effective Date" of this Agreement, unless Employee has revoked the Agreement during the Revocation Period, in which case it shall not be effective or enforceable.



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

         12.    Successorship.

         It is the intention of the parties that the provisions hereof be binding upon the parties, their employees, affiliates, agents, heirs, successors and assigns forever. In the event of Employee's death, any remaining payments required pursuant to the terms of the Agreement shall be made to his estate, provided that Employee is not in material breach of the Agreement at the time of his death.

         13.    References To The Company.

         As used in this Agreement, the "Company" shall refer to LandAmerica Financial Group, Inc., Commonwealth land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company and any affiliated companies, entities or subsidiaries.

         14.    Governing Law.

         This Agreement shall be governed by the laws of the Commonwealth of Virginia.



         EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.



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

                                                  EMPLOYEE

September 15, 1999                              /s/ Jeffrey A. Tischler
-------------------------------                 ------------------------------
Date                                            Jeffrey A. Tischler

-------------------------------
Effective Date (8 days from
     above date)

                                                LANDAMERICA FINANCIAL
                                                  GROUP, INC.


September 17, 1999                              By: /s/ Charles H. Foster, Jr.
-------------------------------                     ---------------------------
Date                                                Charles H. Foster, Jr.
                                                    Chairman and Chief Executive
                                                    Officer




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